                         (As amended on April 18, 2000)

                                     BY-LAWS

                                       OF

                           ALLIED PRODUCTS CORPORATION

                            (a Delaware corporation)

                                    ARTICLE I

                                     OFFICES

        The registered office of the corporation in the State of Delaware shall be located at 100 West Tenth Street, Wilmington, Delaware. The corporation may have such other offices either within or without the State of Delaware as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

        SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Wednesday in April in each year beginning 1968 at the hour of 10:30 A.M., Eastern Standard Time, or on such other date or at such other time as the board of directors may designate, for the purpose of electing directors and for the transaction of any other proper business. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president or by the board of directors.

        SECTION 3. PLACE OF MEETING. The board of directors may designate any place either within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made or if a special meeting be called otherwise than by the board of directors, the place of meeting shall be the registered office of the corporation in the State of Delaware.

        SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the president or the secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

        SECTION 5. FIXING OF RECORD DATE. The board of directors of the corporation in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days prior to the date of such meeting, nor more than sixty days prior to any other action.

        SECTION 6. VOTING LISTS. It shall be the duty of the officer or agent who shall have charge of the stock ledger of the corporation to prepare and make or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open at the place where said election is to be held for at least ten days before such meeting, for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who is present. The stock ledger shall be the only evidence as to who are shareholders entitled to examine such ledger, the list described above, or the books of the corporation, or to vote in person or by proxy at such meeting of shareholders.

        SECTION 7. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, the president may adjourn the meeting from time to time without further notice.

        SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by any means allowed under the Delaware General Corporation Law, including but not limited to submission of a proxy executed in writing by the shareholder or his duly authorized attorney-in-fact, or by authorization from the shareholder or his duly authorized attorney-in-fact of another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (collectively, "Electronic

Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the shareholder. Any written proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

        SECTION 9. VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 213 of the General Corporation Laws of the State of Delaware, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

        SECTION 10. NOTICE OF SHAREHOLDER PROPOSALS.

               (a) At an annual meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (I) by, or at the direction of, the board of directors, or
(ii) by any shareholder of the corporation who complies with the notice procedures set forth in this section of these By-Laws. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than thirty days nor more than sixty days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than forty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (I) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal.

               (b) If the presiding officer of the annual meeting determines that a shareholder proposal was not made in accordance with the terms of this section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

               (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

        SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be no fewer than five nor more than fifteen, the exact number of which shall be fixed by the board of directors. Each director shall hold office for the term for which he is named or elected and/or until his successor shall have been elected.

        SECTION 3. REGULAR MEETINGS. Until otherwise determined by majority of the board of directors, the regular meetings of the board of directors of this corporation shall not be held and, in lieu thereof, special meetings of this corporation's board of directors shall be held at such time and place as may be appropriately designated, either by this board of directors or pursuant to
Article III, Section 4, of the by-laws of this corporation.

        SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or a majority of the directors. Such meeting may be held at such place whether within the State of Delaware or elsewhere as the president or as a majority of the board of directors may from time to time determine.

        SECTION 5. NOTICE. Notice of any special meeting of directors shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram or facsimile. If mailed, such notice shall be deemed to be given when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 6. QUORUM. A majority of the board of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

        SECTION 8. VACANCIES AND NEW DIRECTORSHIPS. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these By-Laws, until the expiration of the term of the class to which he has been chosen. This Section 8 may not be amended or rescinded except by the affirmative vote of the holders of at least 75% of the stock of the corporation entitled to vote, considered for the purpose as one class.

        SECTION 9. COMPENSATION. Directors shall receive such reasonable compensation for their service as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the board of directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        SECTION 10. EXECUTIVE COMMITTEE. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors as well as one or more directors designated as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they shall constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified member.

        SECTION 11. CLASSES. The directors of the corporation shall be divided into three classes with the number of directors fixed by or in accordance with the By-Laws divided equally so far as possible among the three classes. At the 1975 Annual Meeting of
Stockholders:

            (a) One-third of the number of directors shall be elected to serve until the 1976 Annual Meeting of Stockholders;

            (b) One-third of the number of directors shall be elected to serve until the 1977 Annual Meeting of Stockholders; and

            (c) One-third of the number of directors shall be elected to serve until the 1978 Annual Meeting of Stockholders.

At each annual election of directors after the 1975 Annual Meeting of Stockholders, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equally as possible, as shall be determined by the affirmative vote of a majority of the whole board at the time of such increase or decrease. This Section 11 may not be amended or rescinded except by the affirmative vote of the holders of at least 75% of the stock of the corporation entitled to vote, considered for the purpose as one class.

        SECTION 12. TELEPHONE MEETINGS. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can be heard, and communicate with, each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. NUMBER. The board of directors shall elect a president, a vice president and a secretary and may select the chairman of the board, a vice chairman of the board, the chairman of the Executive Committee, one or more executive vice presidents and one or more additional vice presidents. It may appoint a treasurer, assistant secretaries and assistant treasurer, and such officers and agents as it may deem necessary or desirable for the transaction of the business of the corporation. No one of said officers, except the president, the chairman of the board, the vice chairman of the board and the chairman of the Executive Committee need be directors. Any executive vice president or vice president who is not a director cannot succeed to or fill the office of president. Any two of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

        SECTION 2. ELECTION AND TERM OF OFFICE. The elective officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly chosen and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        SECTION 3. REMOVAL. Any officer or agent may be removed by the board of directors whenever in their judgment the business interests of the corporation will be served thereby.

        SECTION 4. VACANCIES. The board of directors shall have the power to fill any vacancies in any office occurring for whatever reason.

        SECTION 5. (a) CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD. The chairman of the board, when present, shall preside at all meetings of the directors and shall perform such other duties as may be designated or assigned to him by the board of directors. The vice chairman of the board shall, in the absence of the chairman of the board, preside at meetings of the board of directors and shall perform such other duties as the board of directors shall from time to time designate.

        SECTION 5. (b) CHAIRMAN OF THE EXECUTIVE COMMITTEE. The chairman of the Executive Committee shall preside as chairman of meetings of the Executive Committee and in the absence of the chairman of the board and vice chairman of the board, if any, shall preside at meetings of the directors.

        SECTION 5. (c) PRESIDENT. The president shall be the chief executive officer of the corporation and in the absence of the chairman of the board and vice chairman of the board, if any, and chairman of the Executive Committee shall preside at meetings of the directors. Subject to the direction and supervision of the board of directors and/or the Executive Committee, the president shall have general management of the business of the corporation and general supervision of the other officers, shall see that all resolutions of the board of directors are carried into effect, subject, however, to the right of the board to delegate to any other officer or officers of the corporation any specific powers other than those that may be by law conferred only upon the president and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The president shall execute in the name of the corporation all deeds, bonds, mortgages, contracts and other documents authorized by the board of directors, except in cases where the execution thereof shall be expressly delegated by the board or these By-Laws to some other officer or agent of the corporation.

        SECTION 6. VICE PRESIDENTS. Unless and to the extent specified by resolution of the board of directors, no vice president of the corporation (executive or otherwise) who is not a member of the board shall by reason of his election or selection as such perform the duties or exercise the powers of the president in case of the president's sickness, disability or temporary absence from the office of the corporation nor, save by virtue of a specific enabling resolution, shall any vice president (executive or otherwise) who is not a member of the board be authorized to sign any deed, contract, or other instrument in writing purporting to be the act of the corporation and authorized by the board. Any vice president (executive or otherwise) who is a member of the board of directors may perform the duties and exercise the powers of the president in case of the president's sickness, disability or temporary absence from the office of the corporation and the signature of the corporation by any such vice president (executive or otherwise) who is a member of the board to any deed, contract, or other instrument in writing purporting to be the act of the corporation and authorized by the board of directors shall be and may be taken, received and accepted as the authorized and binding act of the corporation with like effect as if made by the president. The respective vice presidents (executive or otherwise) whether or not members of the board of directors shall have such further powers and perform such further duties as may from time to time be prescribed by the board.

        SECTION 7. SECRETARY. The secretary shall attend all meetings of the board and all meetings of the shareholders and record all proceedings of the meetings of shareholders and directors in a book to be kept for that purpose, and record all votes. He shall perform like duties for any standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors. He shall have custody of and attest the seal of the corporation and see that the seal is affixed to all authorized documents requiring a seal. He shall cause a stock ledger of the corporation to be kept at the corporation's transfer office and such other place, if any, as the board of directors may from time to time determine. In general, he shall perform the duties usually incident to the office of secretary and such further duties as shall from time to time be prescribed by the board of directors or the president. At any meeting of the shareholders or board of directors at which the secretary is not present, a secretary pro tempore or clerk of the meeting may be appointed by the meeting.

        SECTION 8. ASSISTANT SECRETARY. In case of the secretary's absence, sickness, disability, or temporary absence from the office of the corporation, an assistant secretary shall perform his duties. He shall perform such further duties as may from time to time be prescribed by the board of directors or the president or the secretary.

        SECTION 9. TREASURER. The treasurer shall, subject to the direction of the board of directors, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation, in such depositaries as may be designated by the board of directors, and, in general, he shall perform the duties usually incident to the office of treasurer and such other duties as may be prescribed by the board of directors or the president. If required by the board of directors, the treasurer shall furnish the corporation with a proper bond, in a sum and with one or more sureties satisfactory to the board of directors, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.

        SECTION 10. ASSISTANT TREASURER. In the case of the treasurer's sickness, disability, or temporary absence from the office of the corporation, an assistant treasurer shall perform his duties. He shall perform such further duties as from time to time shall be prescribed by the board of directors or the president or the treasurer.

        SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                    CONTRACTS, LOANS, CHECKS, DEPOSITS, ETC.

        SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

        SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

        SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer, officers, agent, or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

        SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Every shareholder shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or the vice chairman of the board of directors, or the president or the vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation, certifying the number of shares owned by him in such corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance.

        All certificates for shares of each class or series within a class shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

        Notwithstanding the foregoing, if a certificate of stock be lost, stolen, or destroyed, a new certificate of the identical tenor of the one alleged to be lost, stolen, or destroyed may be issued by special order of the board of directors upon satisfactory proof of such loss, theft, or destruction, and the giving of a bond of indemnity against loss by reason thereof in form and amount to be approved by the board. If the corporation shall voluntarily and in good faith issue a new certificate in lieu of one believed to have been lost, stolen, or destroyed, it may recognize the person in whose name the new certificate or any certificate thereafter issued in exchange or substitution therefor is issued as the owner of the shares described therein for all purposes, including the right to vote and the right to receive payment of the dividends, distribution or redemption price, until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the corporation and the holder of any new certificate or any certificate issued in exchange or substitution therefor from so acting.

        SECTION 2. TRANSFER OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

        SECTION 3. REGULATIONS. The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of the certificates for shares of capital stock. It may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

                                   ARTICLE VII

                                   FISCAL YEAR

        The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

        The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation and in accordance with the laws of the State of Delaware.

                                   ARTICLE IX

                                      SEAL

        The corporate seal of this corporation shall be the design impressed herein which is hereby adopted as the corporate seal of the corporation.

                                    ARTICLE X

                                WAIVER OF NOTICE

        Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the General Corporation Laws of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

        These By-Laws may be altered or new By-Laws may be made and adopted by an affirmative vote of the majority of the directors of the corporation at any meeting of the board of directors, or by an affirmative vote or a majority of the shareholders of the corporation at any annual or any special meeting called for that purpose.